UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

Aon plc

(Exact name of registrant as specified in its charter)

Ireland	1-7933	Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Metropolitan Building, James Joyce Street Dublin 1, Ireland	D01 K0Y85
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 266 6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.01 nominal value	AON	New York Stock Exchange
Guarantees of Aon plc’s 2.800% Senior Notes due 2021	AON21	New York Stock Exchange
Guarantees of Aon plc’s 4.000% Senior Notes due 2023	AON23	New York Stock Exchange
Guarantees of Aon plc’s 3.500% Senior Notes due 2024	AON24	New York Stock Exchange
Guarantees of Aon plc’s 3.875% Senior Notes due 2025	AON25	New York Stock Exchange
Guarantees of Aon plc’s 2.875% Senior Notes due 2026	AON26	New York Stock Exchange
Guarantees of Aon plc’s 4.250% Senior Notes due 2042	AON42	New York Stock Exchange
Guarantees of Aon plc’s 4.450% Senior Notes due 2043	AON43	New York Stock Exchange
Guarantees of Aon plc’s 4.600% Senior Notes due 2044	AON44	New York Stock Exchange
Guarantees of Aon plc’s 4.750% Senior Notes due 2045	AON45	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 12, 2020, Aon Corporation, a Delaware corporation (“Aon Corporation”), Aon plc, an Irish public limited company (“Aon plc”), Aon plc, a public limited company incorporated under the laws of England and Wales (“AGL”), and Aon Global Holdings plc, a public limited company incorporated under the laws of England and Wales (“AGH” and, together with Aon plc and AGL, the “Guarantors”), entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein, with respect to the offering and sale by Aon Corporation of $1,000,000,000 aggregate principal amount of its 2.800% Senior Notes due 2030 (the “Notes”) under the Registration Statement on Form S-3 (Registration Nos. 333-238189, 333-238189-01, 333-238189-02 and 333-238189-03). Each Guarantor has fully and unconditionally, jointly and severally, guaranteed the Notes pursuant to the Indenture (as defined below) (collectively, the “Guarantees” and, together with the Notes, the “Securities”). The Securities were issued pursuant to an indenture, dated December 3, 2018, as amended and restated on April 1, 2020 (the “Indenture”), among Aon Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The net proceeds from the offering, after deducting the underwriting discount and estimated offering expenses payable by Aon Corporation, were approximately $991.5 million. Aon Corporation intends to use the net proceeds from the offering to repay its outstanding 5.00% senior notes, which mature on September 30, 2020, as well as to repay other borrowings and for general corporate purposes.

The Underwriting Agreement and the Indenture are filed as Exhibits 1.1 and 4.1 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein. The form of the Notes (including the Guarantees) is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the issuance of the Securities, Latham & Watkins LLP is filing the legal opinions attached as Exhibits 5.1 and 5.2 to this Current Report on Form 8-K and Matheson is filing the legal opinion attached as Exhibit 5.3 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated May 12, 2020, among Aon Corporation, Aon plc, AGL, AGH, and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

4.1

Amended and Restated Indenture, dated April 1, 2020, among Aon Corporation, Aon plc, AGL, AGH and the Trustee (amending and restating the Indenture, dated December 3, 2018, among Aon Corporation, AGL and the Trustee) (incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K12B filed by Aon plc on April 1, 2020).

4.2	Form of 2.800% Senior Notes due 2030 (including the Guarantees).

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Latham & Watkins (London) LLP.

5.3	Opinion of Matheson.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins (London) LLP (included in Exhibit 5.2).

23.3	Consent of Matheson (included in Exhibit 5.3).

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2020	AON PLC

	By:	/s/ Molly Johnson
Molly Johnson
Assistant Company Secretary